    As filed with the Securities and Exchange Commission on October 15, 1999
                                                       Registration No.033-69096
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                ______________
                        Post-Effective Amendment No. 1
                                      to
                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ______________
                                CEPHALON, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                    2834                      23-2484489
      (State or other     (Primary Standard Industrial     (I.R.S. Employer
      jurisdiction of         Classification No.)         Identification No.)
      incorporation or
       organization)

                            145 Brandywine Parkway
                            West Chester, PA 19380
                                (610) 344-0200
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ______________
                             JOHN E. OSBORN, ESQ.
             Senior Vice President, General Counsel and Secretary
                                Cephalon, Inc.
                            145 Brandywine Parkway
                            West Chester, PA 19380
                                (610) 344-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ______________
                       Copies of all communications to:
                              DAVID R. KING, ESQ.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                            Philadelphia, PA  19103
                                (215) 963-5000

Approximate date of commencement of proposed sale to the public:  Completed.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ______________

Pursuant to a Registration Statement on Form S-3 (File No. 033-69096) filed with the Commission on September 20, 1993 (the "Registration Statement"), Cephalon, Inc. (the "Company") registered an aggregate of 285,714 of the Company's common stock, $0.01 par value per share (the "Common Stock") for the account of certain stockholders of the Company (the "Selling Stockholders"). The Company's obligation to the Selling Stockholders to keep the Registration Statement effective has terminated. Accordingly, this post-effective amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering any and all of the shares of Common Stock of the Company registered pursuant to the Registration Statement that have not been sold thereunder and terminating the Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in West Chester, Pennsylvania, on this 15th day of October, 1999.

                                    CEPHALON, INC.

                                    By: /s/ Frank Baldino, Jr, Ph.D.
                                       ----------------------------------------
                                         Frank Baldino, Jr., Ph.D.
                                         President, Chief Executive Officer and
                                         Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Name                                       Title                                  Date
               ----                                       -----                                  -----
By: /s/ Frank Baldino, Jr., Ph.D.          President, Chief Executive Officer              October 15, 1999
    -----------------------------
     Frank Baldino, Jr., Ph.D.             and Director (Principal executive
                                           officer)

By: /s/ William P. Egan                    Director                                        October 15, 1999
    -----------------------------
     William P. Egan

By: /s/ Robert J. Feeney, Ph.D.            Director                                        October 15, 1999
    -----------------------------
     Robert J. Feeney, Ph.D.

By: /s/ Martyn D. Greenacre                Director                                        October 15, 1999
    -----------------------------
     Martyn D. Greenacre

By: /s/ Kevin E. Moley                     Director                                        October 15, 1999
    -----------------------------
     Kevin E. Moley

By: /s/ Horst Witzel, Dr.-Ing.             Director                                        October 15, 1999
    -----------------------------
     Horst Witzel, Dr.-Ing.

By: /s/ David R. King                      Director                                        October 15, 1999
    -----------------------------
     David R. King

By: /s/ J. Kevin Buchi                     Senior Vice President, Finance and              October 15, 1999
    -----------------------------
     J. Kevin Buchi                        Chief Financial Officer (Principal
                                           financial and accounting officer)
